Exhibit 10.5

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN SALE AND SERVICING AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN SALE AND SERVICING AGREEMENT (this “Second Amendment”), dated as of June 10, 2016 (the “Effective Date”), is entered into by and among DRI Quorum 2010 LLC, a Delaware limited liability company, as Seller (the “Seller”), Quorum Federal Credit Union, a federally chartered credit union, as Buyer (the “Buyer”), Diamond Resorts Financial Services, Inc., a Nevada corporation, as Servicer (the “Servicer”), and Wells Fargo Bank, National Association, a national banking association, as Back-Up Servicer (the “Back-Up Servicer”).

RECITALS

WHEREAS, the Buyer and the Seller have previously entered into that certain Amended and Restated Loan Sale and Servicing Agreement, dated as of December 31, 2012, as amended by that certain First Amendment to Amended and Restated Loan Sale and Servicing Agreement, dated as of September 30, 2015 (as may be amended, supplemented or restated from time to time, the “Amended and Restated Loan Sale and Servicing Agreement”).

WHEREAS, the parties hereto desire to modify the Amended and Restated Loan Sale and Servicing Agreement as set forth in this Second Amendment.

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Loan Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.(a)    Section 1 to the Amended and Restated Loan Sale and Servicing Agreement is hereby amended to substitute and add, as applicable, the following defined terms, in the appropriate alpha order:

“Agreement” has the meaning set forth in the preamble to this Agreement, as the same may be amended from time to time.

“Sale Date” has the meaning set forth in Section 3(a) of the Amended and
Restated Loan Sale and Servicing Agreement.

(b)    The defined terms “Expiration of Rescission Period,” “Pre-Funding Conditions,” and “Settlement and Funding Notice” and the definitions ascribed thereto are hereby deleted from Section 1 of the Agreement.

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2.Sections 3(a), 3(b) and 3(c) of the Amended and Restated Loan Sale and Servicing Agreement are hereby deleted in their entirety and replaced with the following:

(a)     General Process. During the Purchase Period, and subject to the terms and conditions of this Agreement, the Seller shall give the Buyer prior written notice in substantially the form of Exhibit E hereto (a “Sale Notice”) not later than 2:00 p.m. (New York City time) on the date which is no less than three (3) Business Days prior to the date of a proposed Sale (each such sale date, a “Sale Date”) or during the Start-up Period five (5) Business Days prior to the date of a proposed Sale. Such Sale Notice shall specify (i) the principal amount of the Timeshare Loans and (ii) the proposed Sale Date, which must be a Business Day. The Buyer may act without liability upon the basis of written notice believed by the Buyer in good faith to be from the Seller (or from any Authorized Officer thereof designated in writing by the Seller to the Buyer). The Buyer shall be entitled to rely conclusively on any Authorized Officer's authority to request a sale on behalf of the Seller until the Buyer receives written notice to the contrary. The Buyer shall have no duty to verify the authenticity of the signature appearing on any written Sale Notice.

(b)     Commitment Period. During the Commitment Period, the Buyer shall be obligated to purchase Eligible Timeshare Loans from the Seller such that the Buyer’s Net Investment Amount never exceeds the Minimum Committed Amount subject only to (i) the Seller offering through a Sale Notice to the Buyer Eligible Timeshare Loans with aggregate Loan Balances in a sufficient amount during the Commitment Period not to exceed the Minimum Committed Amount, (ii) the monthly and annual limitations set forth in section 3(l), and (iii) there being no occurrence and continuance of an Event of Default or a Timeshare Portfolio Performance Event. The Buyer shall issue a commitment purchase confirmation with such terms as are contained in the form of Exhibit F-1 attached hereto and incorporated herein by this reference, together with such percentage rates, fees and default levels as shall be agreed to by the Buyer and Seller as of the Effective Date (a “Buyer Commitment Purchase Confirmation”) by 5:00 p.m. (New York City time) on the third (3rd) Business Day from the date of the aforesaid delivery of the list of Timeshare Loans ready for funding. The Buyer Commitment Purchase Confirmation shall note any Timeshare Loans that do not constitute an Eligible Timeshare Loan and shall establish a Sale Date no later than two (2) Business Days from the date of the Buyer Commitment Purchase Confirmation. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller.

Notwithstanding the foregoing, the obligation of the Buyer to purchase Eligible Timeshare Loans during the Commitment Period as set forth in this Section 3(b) is subject to applicable laws, regulations and guidelines or directives of the National Credit Union Association (“NCUA”), as modified from time to time (“NCUA Regulations”); provided, however, that the Buyer (i) represents and warrants to the Seller that, as of the Closing Date, there are no NCUA Regulations that in any way

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affect or limit the Buyer’s obligation to purchase Eligible Timeshare Loans pursuant to this Section 3(b) or any related Conveyed Timeshare Property from the Seller and (ii) covenants and agrees to deliver written notice to the Seller not less than ninety (90) days prior to the effectiveness of any NCUA Regulations that could reasonably be expected to affect or limit the Buyer’s obligation to purchase Eligible Timeshare Loans pursuant to this Section 3(b) or any related Conveyed Timeshare Property from the Seller.

(c)    After the Commitment Period. If the Seller delivers a Sale Notice to the Buyer and if the Buyer intends to enter into such Sale with the Seller, then the Buyer shall confirm, by issuing a purchase confirmation specifying the related business terms in substantially the form in Exhibit F-2 attached hereto (a “Buyer Purchase Confirmation”) no later than 12:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date that the Buyer shall fund in accordance with the Sale Notice. The Seller may reject such Buyer Purchase Confirmation by noting such rejection thereon and delivering the same to the Buyer no later than 5:00 p.m. (New York City time) on the Business Day prior to the proposed Sale Date. The Buyer Purchase Confirmation shall specify items including the following (w) the Buyer Purchase Price Percentage, (x) the Initial Purchase Price Installment for such Sale Date Loan Pool, (y) the Program Fee Rate, and (z) any fees and expenses payable by the Seller to the Buyer. The Buyer shall deposit the Initial Purchase Price Installment in immediately available funds, no later than 12:00 p.m. (New York City time) on the related Sale Date, to the account designated by the Seller in the Sale Notice.

3.Subparagraph (p) of Schedule I is deleted in its entirety and replaced with the following:

(p)    the Timeshare Loan was originated, processed, underwritten and closed for sale by the Originator in the normal course of its business and, unless otherwise waived by the Buyer, as at the Sale Date such Timeshare Loan shall not have passed the date that is 69 days after the expiration of the statutory rescission period applicable to such loan; and to Seller's Knowledge, the origination, servicing and collection practices used by Seller or its Affiliates with respect to the Timeshare Loan have been in all respects, legal, proper, prudent and customary;

4.The Sale Notice attached hereto replaces the Sale Notice appearing as Exhibit E to the Amended and Restated Loan Sale and Servicing Agreement.

5.The contents of Exhibit K are hereby deleted in their entirety and replaced with the words “Deliberately Omitted.”

6.Except as specifically set forth herein, this Second Amendment shall not modify, alter, change, or affect any of the other terms or conditions of the Amended and Restated Loan Sale and Servicing Agreement.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date set forth above.

THE BUYER:	QUORUM FEDERAL CREDIT UNION By: /s/ Bruno Sementilli Name: Bruno Sementilli, Title: President and CEO
THE SELLER:	DRI QUORUM 2010 LLC By: /s/ Lillian Luu Name: Lillian Luu Title: Treasurer
THE SERVICER:	DIAMOND RESORTS FINANCIAL SERVICES, INC. By: /s/ Lillian Luu Name: Lillian Luu Title: Treasurer
THE BACK-UP SERVICER:	WELLS FARGO BANK, N.A. By: /s/ Sue Larson Name: Sue Larson Title: Vice President

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EXHIBIT E SALE NOTICE

Date:

This Sale Notice is pursuant to the Amended and Restated Loan Sale and Servicing Agreement, dated as of December 31, 2012, by and among DRI Quorum 2010 LLC, a Delaware limited liability company, as Seller, Quorum Federal Credit Union, a federally chartered credit union, as Buyer, Diamond Resorts Financial Services, Inc., a Nevada corporation, as Servicer, and Wells Fargo Bank, National Association, a national banking association, as Back-Up Servicer, as amended by that First Amendment to Amended and Restated Loan Sale and Servicing Agreement, dated as of September 23, 2015 (as may be amended, supplemented or restated from time to time, the “Amended and Restated Loan Sale and Servicing Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. The Seller proposes to sell to the Buyer the Timeshare Loans described below:

Proposed Sale Date:
Aggregate principal balance of Sale Date Loan Pool:	$
Number of Timeshare Loans in Sale Date Loan Pool:
Range of balances of Timeshare Loans:	$ to $
Range of seasoning of Timeshare Loans:	months to months
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool to non-U.S. domiciled Borrowers:	%
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool secured by a right-to-use vacation ownership interest with a finite use:	%
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool secured by a vacation ownership interest that limits use to less frequently than each year:	%
Aggregate balance, shown as a percentage, of Timeshare Loans in the Sale Date Loan Pool that are Eligible In-Transit Loans:	%
Sale Date Loan Pool Number:

An electronic file detailing each Timeshare Loan is hereby delivered to the Buyer with this Sale Notice.

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Unless a Buyer's purchase confirmation is received by the Seller before 12 pm one (1) business day prior to the Sale Date, this offer of sale shall expire; provided, however, that during the Commitment Purchase Period, the Buyer, pursuant to Section 3.1(b) of the Agreement, shall deliver the Buyer Commitment Purchase Confirmation to the Seller by such date and time.

[Signature on Following Page]

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DRI QUORUM 2010 LLC

By:
Name:
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Address:
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Telephone:
Facsimile: